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               SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.   20549


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                              FORM 8-K


                            CURRENT REPORT


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               PURSUANT TO SECTION 13 OR 15 (D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



                              MAY 19, 1998


          DATE OF REPORT (Date of earliest event reported)


                              BRASS EAGLE INC.
        (Exact name of registrant as specified in its charter)



   DELAWARE               0-23385             71-0578572
(State or other          (Commission         (IRS Employer
jurisidiction of         File Number)        Identification Number)
incorporation of
organization)



          1203 A North Sixth Street, Rogers, Arkansas  72756
     (Address of principal executive offices)        (zip code)


                            (501) 621-4390
         (Registrant's telephone number, including area code)
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Item 5.   Other Events.


     Registrant announced in a press release issued Tuesday, May 21, 1998, that they will open its own plant for the production of paintballs. The announcement stated that the new 24,000 square foot facility will be located in Neosho, Missouri, and is scheduled to have some 60 employees. The new plant and manufacturing equipment _ along with training for new personnel _ is expected to cost approximately $4.4 million.

     A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.   Exhibits

     99          Press Release dated May 19, 1998, issued by Registrant
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                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BRASS EAGLE INC.



                                        BY:  /s/ J. R. Brian Hanna
                                             ------------------------
                                             J. R. Brian Hanna
                                             Vice President _ Finance and Chief
                                             Financial Officer and Treasurer
                                             (on behalf of the Registrant and

                                             as the Registrant's principal
                                             Financial and Accounting Officer)
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                              EXHIBIT INDEX



EXHIBIT NO.         EXHIBIT
-----------         -------

     99             Press Release dated May 19, 1998 Issued by Registrant
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                                                                 EXHIBIT 99


                              BRASS EAGLE INC.
                                PRESS RELEASE

                                 MAY 19, 1998

     Brass Eagle Inc., worldwide leader in the manufacture and distribution of paintball guns and accessories for the fast-growing sport, today announced plans to open its own plant for the production of paintballs.


     Lynn Scott, President of Brass Eagle, said from the Company's headquarters in Rogers, Arkansas, that the new 24,000 square foot facility will be located in Neosho, Missouri, and is scheduled to have 60 employees. _The new facility is important for Brass Eagle in maintaining and expanding its position of leadership in this dynamic sport,_ he said. _Most importantly, it will assure that we have a predictable and dependable supply of high-quality paintballs _ a product which accounts for about 30 percent of our annual sales.

     _We also are pleased that bringing this production capability in-house will allow Brass Eagle the opportunity to enhance its margins,_ Scott continued.

     The new plant and manufacturing equipment _ along with training for new personnel _ is expected to cost approximately $4.4 million. The expenditure is being funded from the proceeds of the Company's Initial Public Offering completed in November 1997. Brass Eagle expects that in 1998, these budgeted startup costs will reduce net income by approximately $600,000. The resulting positive margin impact of this investment will be accretive to earnings in 1999, and will enhance the Company's earnings in future years.

     Production of quality paintballs is a complicated process involving soft gelatin encapsulation and requires a certain art to produce high-quality product. _For this reason we are fortunate to be bringing in a management team at the new facility which is very experienced in the successful production of quality paintballs,_ Scott said.

     Work on the new facility has already begun and the Company expects to be manufacturing product in September of this year, for immediate shipment. This schedule allows the company to meet the peak demand for the product in the fall.

     Because of the rapid growth of the sport of paintball and the explosive impact on Brass Eagle's sales, the Neosho manufacturing site will allow for future growth. Terms for the new facility include options for expansion on an additional eight acres, and to an adjacent building.


     Steve DeMent, Vice President of Operations for Brass Eagle, said that Nabholz Construction Corporation was selected as general contractor for the new
facility.   _We're especially pleased to have Mike Galloway, General Manager of
Industrial Services for Nabholz at its Rogers service Center, overseeing our project,_ DeMent said. _Galloway has had key roles in the successful and on-time completion of number of large manufacturing facilities in Missouri using similar manufacturing processes.
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     DeMent also pointed out that Galloway's strong background in Kathabar air control systems and extensive experience in the development of food processing plants is particularly helpful since they employ similar technologies and environments as found in a paintball manufacturing facility.

     Brass Eagle is unique in providing a full line of products appealing to beginner though competition level players. The Company leads the industry by offering paintball products to consumers through easily accessible channels such as mass merchandisers and major sporting goods retailers such as Kmart, Wal-Mart, Meijer, The Sports Authority and Dick's Sporting Goods.